Filed Pursuant to Rule 424(b)(3)
Registration No. 333-260876

PROSPECTUS
Infrastructure and Energy Alternatives, Inc.
12,122,602 Shares of Common Stock

This prospectus relates to the resale or distribution from time to time by the selling securityholders of up to 12,122,602 shares of the common stock, par value $0.0001 per share of the Company (the “Common Stock”). The selling securityholders may sell the Common Stock registered hereby, from time to time, in one or more offerings, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The selling securityholders may sell the Common Stock through regular brokerage transactions, in transactions directly with market makers or investors, in privately negotiated transactions or through agents or underwriters they may select from time to time. We will not receive any proceeds from any sale of the Common Stock by the selling securityholders. See “Plan of Distribution” beginning on page 9 for additional information on the methods of sale that may be used by the selling securityholders.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. We encourage you to read carefully this prospectus and any applicable prospectus supplement before you invest in our Common Stock. We also encourage you to read the documents we have referred you to in the section entitled “Where You Can Find More Information” for additional information on us and our financial statements.

Our Common Stock is listed on The Nasdaq Capital Market, or NASDAQ, under the symbol “IEA.” On November 19, 2021, the last reported sale price of our Common Stock was $11.49 per share.

Investing in our Common Stock involves certain risks. You should carefully read the information included and incorporated by reference in this prospectus and any applicable prospectus supplement for a discussion of the factors you should consider before making an investment decision. See the “Risk Factors” section on page 4 of this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 19, 2021.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. The selling securityholders may use the shelf registration statement to sell up to an aggregate of 12,122,602 shares of our Common Stock from time to time through any means described in the section entitled “Plan of Distribution.”

In some cases, we or the selling securityholders will also be required to provide a prospectus supplement containing specific information about the selling securityholders and the terms on which they are offering and selling Common Stock. We may also provide a prospectus supplement to add to, update or change the information contained in this prospectus. You should read this prospectus and any accompanying prospectus supplement, and any documents incorporated by reference, as well as any post-effective amendments to the registration statement of which this prospectus is a part, before you make any investment decision. To the extent there is a conflict between the information contained in this prospectus and any applicable prospectus supplement, including the information incorporated by reference, you should rely on the information in the applicable prospectus supplement.

Neither we nor the selling securityholders have authorized anyone to provide you with information different from that contained in this prospectus or any accompanying prospectus supplement, including the information incorporated by reference herein. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

Neither we nor the selling securityholders have done anything that would permit the use of or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and comply with any restrictions relating to the offering of the Common Stock and the distribution of this prospectus outside the United States.

The selling securityholders may only offer to sell, and seek offers to buy, the Common Stock registered hereby in jurisdictions where offers and sales of such Common Stock is permitted. The information contained in this prospectus speaks only as of the date of this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The forward-looking statements can be identified by the use of forward-looking terminology including “may,” “should,” “likely,” “will,” “believe,” “expect,” “anticipate,” “estimate,” “forecast,” “seek,” “target,” “continue,” “plan,” “intend,” “project,” or other similar words. Other than statements of historical fact included in this prospectus and the documents incorporated by reference herein, all statements regarding expectations for future transactions, financial performance, business strategies, expectations for our business, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans, objectives and beliefs of management are forward-looking statements.

These forward-looking statements are based on information available as of the date hereof and as of the respective dates of the documents containing the forward-looking statements, and our management’s current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurance that such expectations will prove correct. Forward-looking statements should not be relied upon as representing our views as of any subsequent date. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•potential risks and uncertainties relating to the COVID-19 pandemic (including new and emerging strains and variants), including the geographic spread, the severity of the disease, the scope and duration of the COVID-19 pandemic, actions that may be taken by governmental authorities to contain the COVID-19 pandemic or to treat its impact, and the potential negative impacts of the COVID-19 pandemic on permitting and project construction cycles, the U.S. economy and financial markets;

•availability of commercially reasonable and accessible sources of liquidity and bonding;

•our ability to generate cash flow and liquidity to fund operations;

•the timing and extent of fluctuations in geographic, weather and operational factors affecting our customers, projects and the industries in which we operate;

•our ability to identify acquisition candidates and integrate acquired businesses;

•our ability to grow and manage growth profitably;

•the possibility that we may be adversely affected by economic, business, and/or competitive factors;

•market conditions, technological developments, regulatory changes or other governmental policy uncertainty that affects us or our customers;

•our ability to manage projects effectively and in accordance with management estimates, as well as the ability to accurately estimate the costs associated with our fixed price and other contracts, including any material changes in estimates for completion of projects;

•the effect on demand for our services and changes in the amount of capital expenditures by customers due to, among other things, economic conditions, commodity price fluctuations, the availability and cost of financing, and customer consolidation;

•the ability of customers to terminate or reduce the amount of work, or in some cases, the prices paid for services, on short or no notice;

•customer disputes related to the performance of services;

•disputes with, or failures of, subcontractors to deliver agreed-upon supplies or services in a timely fashion;

•our ability to replace non-recurring projects with new projects;

•the impact of U.S. federal, local, state, foreign or tax legislation and other regulations affecting the renewable energy industry and related projects and expenditures;

•the effect of state and federal regulatory initiatives, including costs of compliance with existing and future safety and environmental requirements;

•fluctuations in equipment, fuel, materials, labor and other costs;

•our beliefs regarding the state of the renewable energy market generally; and

•the “Risk Factors” described in this prospectus, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, in our subsequent Quarterly Reports on Form 10-Q, other public filings and press releases.

We do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

PROSPECTUS SUMMARY

This summary highlights selected information about us and this offering appearing in this prospectus and the documents incorporated by reference herein. This summary may not contain all of the information that you should consider before making an investment decision. You should read carefully the more detailed information referred to under the heading “Risk Factors” on page 4 of this prospectus and the documents incorporated by reference herein, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and our subsequent Quarterly Reports on Form 10-Q, and any prospectus supplement before deciding to invest in the Common Stock registered pursuant to this registration statement.

Our Company

We are a leading infrastructure services company focused on renewable energy and transportation infrastructure. We operate through two segments: Renewables and Specialty Civil. Our Renewables segment provides engineering, procurement and construction (“EPC”) services to the wind energy and solar energy industries. Our Specialty Civil segment provides EPC services to the rail industry, state and local governments, as well as other customers, and environmental remediation services to the utility and other industries.

Our principal executive offices are located at 6325 Digital Way, Suite 460, Indianapolis, Indiana 46278 and our telephone number is (800) 688-3775. Our website address is www.iea.net. The information contained on our website is not incorporated by reference into, and does not form part of, this prospectus.

THE OFFERING

Common Stock Offered by the Selling Securityholders
We are registering for resale or distribution from time to time by the selling securityholders of up to 12,122,602 shares of Common Stock, consisting of:

•500,802 shares of Common Stock that were issued to ASOF Holdings I, L.P. (“ASOF”) and Ares Special Situations Fund IV, L.P. (“ASSF” and, together with ASOF, “Ares Parties”) in connection with the conversion of our Series A Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), representing the balance of Common Stock underlying Series A Preferred Stock not previously registered;

•507,417 shares of Common Stock representing shares of Common Stock underlying warrants that the Ares Parties were issued to pursuant to anti-dilution rights that were triggered upon conversion of the Series A Preferred Stock;

•3,420,236 shares of Common Stock held by ASOF that were obtained upon partial exercise of the pre-funded warrant (the “Pre-Funded Warrant”) purchased by ASOF in connection with our offering of Common Stock and Pre-Funded Warrants in August 2021;

•94,768 shares of Common Stock held by OT POF IEA Preferred B Aggregator, L.P. (“OT Power”) that OT Power was issued to pursuant to anti-dilution rights that were triggered upon conversion of the Series A Preferred Stock;

•46,883 shares of Common Stock held by certain members of Infrastructure and Energy Alternatives, LLC (“IEA, LLC”) that received the Common Stock from IEA, LLC through a distribution by IEA, LLC of shares of Common Stock IEA, LLC was entitled pursuant to anti-dilution rights that were triggered upon conversion of the Series A Preferred Stock;

•40,135 shares of Common Stock held directly by Ares Management LLC (“AM LLC”) that were acquired by AM LLC through an arrangement with Matthew Underwood, a director of the Company and Partner in the Ares Private Equity Group, who agreed to pay all of his director compensation directly to AM LLC;

•3,185,039 shares of Common Stock held by ASOF that were purchased in connection with our offering of Common Stock and Pre-Funded Warrants in August 2021; and

•4,327,322 shares of Common Stock issuable upon exercise of the remaining balance of the Pre-Funded Warrant held by ASOF.

Common Stock Issued and Outstanding before this Offering	47,974,783 shares of Common Stock and Pre-Funded Warrant to purchase 4,327,322 shares of Common Stock were outstanding as of November 8, 2021.

Common Stock Issued and Outstanding after this Offering	52,302,105 shares of Common Stock (assumes the exercise of the outstanding Pre-Funded Warrant).

Use of Proceeds	The selling securityholders will receive all of the proceeds from the sale of the Common Stock offered by this prospectus.

Determination of Offering Price
The selling securityholders may sell all or some of the Common Stock offered hereby from time to time at those prices as they may determine at the time of sale, as more fully described under the heading “Plan of Distribution.”

Listing	Our Common Stock is listed on The Nasdaq Capital Market under the symbol “IEA.”

Risk Factors
Investing in our Common Stock involves a significant degree of risk. Before making an investment decision, you should consider carefully the risks described under “Risk Factors” beginning on page 4 of this prospectus, and other risk factors contained in any applicable prospectus supplement, as well as risk factors and other information included in or incorporated by reference herein and therein before making an investment decision.

The selling securityholders may sell all, some or none of the Common Stock covered by this prospectus. See “Plan of Distribution” beginning on page 9 of this prospectus.

RISK FACTORS

Investing in our Common Stock involves certain risks. You should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus, including those included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, in our subsequent Quarterly Reports on Form 10-Q, other public filings and press releases, in evaluating an investment in our Common Stock. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, you could lose all or part of your investment. For access to documents that are incorporated by reference into this prospectus, please see the section entitled, “Where You Can Find More Information” and “Information Incorporated by Reference.”

USE OF PROCEEDS

The selling securityholders will receive all of the proceeds from the sale of the Common Stock offered by this prospectus. We will not receive any of the proceeds from the sale of the Common Stock offered hereby.

SELLING SECURITYHOLDERS

The following tables provide the names of the selling securityholders, information known to us regarding their beneficial ownership of our Common Stock as of November 8, 2021, and the number of shares of our Common Stock offered by the selling securityholders in this offering, and the number of shares of our Common Stock and the percentage of our Common Stock to be beneficially owned by the selling securityholders after completion of this offering. Information with respect to beneficial ownership is based on our records, information filed with the SEC or information furnished to us by the selling securityholders.

Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power of that security, including securities underlying warrants and options that are currently exercisable or exercisable within 60 days of November 8, 2021. In calculating percentage ownership for the selling securityholders, we treated as outstanding securities underlying warrants and options that are currently exercisable or exercisable within 60 days of November 8, 2021.

The aggregate percentage of shares of Common Stock reported as owned by each of the selling securityholders listed below is based on 47,974,783 shares of Common Stock outstanding as of November 8, 2021.

Name	Total Number of Shares of Common Stock Beneficially Owned Before Offering	Maximum Number of Shares of Common Stock That May Be Offered By This Prospectus	Percentage of Common Stock Beneficially Owned
			Before Offering	If Maximum Number of Shares Offered are Sold
Ares Special Situations Fund IV, L.P.(1)	3,686,645	346,566	7.7%	*
ASOF Holdings I, L.P.(2)	11,554,630	11,594,250	24.1%	*
Ares Management LLC(3)	40,135	40,135	*	*
OT POF IEA Preferred B Aggregator, L.P.(4)	94,768	94,768	*	*
Oaktree Power Opportunities Fund III Delaware, LP(5)	34,311	34,311	*	*
HB White Investments, Inc.(6)	22,883	93	*	*
The Early Family Trust(7)	1,206	47	*	*
DRHCLH Partnership, L.P.(8)	1,207	47	*	*
Jeffrey F. Rodabaugh and Christine C. Rodabaugh Revocable Trust Agreement Dated April 5, 2018(9)	165	11	*	*
Roehm Living Trust(10)	637,987	2,566	1.3%	*
David E. Bostwick(11)	30,580	1,167	*	*
Herman White II(12)	58,000	234	*	*
Christopher L. Hanson Living Trust dated May 16, 2017(13)	48,926	1,866	*	*
Brian K. Hummer Revocable Trust u/a/d December 15, 2017(14)	48,926	1,866	*	*
ADL Revocable Trust(15)	388,990	1,866	*	*
Terence R. Montgomery(16)	59,387	476	*	*
Derek Glanvill(17)	485,996	2,333	1.0%	*
* Represents less than 1%.
(1)     Ares Special Situations Fund IV, L.P. (“ASSF IV”) may be deemed to beneficially own 3,686,645 shares of Common Stock. 346,566 shares of which are being registered hereunder. The business address of ASSF IV is c/o Ares Management LLC, 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067.

(2) ASOF Holdings I, L.P. (“ASOF”) may be deemed to beneficially own 11,554,630 shares of Common Stock. 11,594,250 shares of Common Stock are being registered hereunder, including 7,266,928 shares of issued and outstanding Common Stock and 4,327,322 shares of Common Stock issuable upon exercise of the Pre-Funded Warrants held by ASOF that may not be deemed beneficially owned by ASOF because such Pre-Funded Warrants are not currently exercisable as the form of the Pre-Funded Warrant prohibits exercise to the extent that the exercise would result in beneficial ownership of more than 32% of the outstanding Common Stock. The business address of ASOF is c/o Ares Management LLC, 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067.

(3) Ares Management LLC (“AM LLC”) may be deemed to beneficially own 40,135 shares of Common Stock, which were acquired by AM LLC through an agreement with Matthew Underwood, a director of the Company, pursuant to which Mr. Underwood agreed to pay AM LLC all of his director compensation. The reported number of shares for AM LLC does not include 5,904 shares of Common Stock underlying restricted stock units granted to Mr. Underwood by the Company that will not vest until March 26, 2022. The business address of AM LLC is c/o Ares Management LLC, 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067.

(4) OT POF IEA Preferred B Aggregator, L.P. (“OT POF”) may be deemed to beneficially own 94,768 shares of Common Stock. All such shares of Common Stock are registered hereunder. The business address of OT POF is 333 South Grand Avenue, 28th Floor, Los Angeles, California 90071.

(5) Oaktree Power Opportunities Fund III Delaware, L.P. (“OT POF III”) may be deemed to beneficially own 464,777 shares of Common Stock. 34,311 shares of Common Stock are registered hereunder. The business address of OT POF III is 333 South Grand Avenue, 28th Floor, Los Angeles, California 90071.

(6) HB White Investments, Inc. (“HB White”) may be deemed to beneficially own 22,883 shares of Common Stock, which includes 21,593 shares of Common Stock and 1,290 shares of Common Stock issuable upon exercise of warrants held by HB White. 93 shares of Common Stock are registered hereunder. The business address of HB White is P.O. Box 366 Clinton, IN 47842.

(7) The Early Family Trust may be deemed to beneficially own 1,206 shares of Common Stock. 47 shares of Common Stock are registered hereunder. The business address of The Early Family Trust is 12 Joliet Drive, Coto de Caza, CA 92679.

(8) DRHCLH Partnership, L.P. (“DRHCLH”) may be deemed to beneficially own 1,207 shares of Common Stock. 47 shares of Common Stock are registered hereunder. The business address of DRHCLH is 1275 Drummers Lane #210, Wayne, PA 19087-1571.

(9) The Jeffrey F. Rodabaugh and Christine C. Rodabaugh Revocable Trust Agreement dated April 5, 2018 (the “Rodabaugh Trust”) may be deemed to beneficially own 165 shares of Common Stock issuable upon exercise of warrants held by the Rodabaugh Trust. 11 shares of Common Stock are registered hereunder. The business address of the Rodabaugh Trust is 1245 Longmeadow Rd, Garnet Valley, PA 19060.

(10) The Roehm Living Trust may be deemed to beneficially own 637,987 shares of Common Stock, which includes 602,011 shares of Common Stock and 35,976 shares of Common Stock issuable upon exercise of warrants held by the Roehm Living Trust. 2,566 shares of Common Stock are registered hereunder. The business address of the Roehm Living Trust is 9369 S. State Road 63, Hillsdale, IN 47854.

(11) David E. Bostwick may be deemed to beneficially own 30,580 shares of Common Stock, which includes 14,227 shares of Common Stock and 16,353 shares of Common Stock issuable upon exercise of warrants held by David E. Bostwick. 1,167 shares of Common Stock are registered hereunder.

(12) Herman White II may be deemed to beneficially own 58,000 shares of Common Stock, which includes 54,729 shares of Common Stock and 3,271 shares of Common Stock issuable upon exercise of warrants held by Herman White II. 234 shares of Common Stock are registered hereunder.

(13) The Christopher L. Hanson Living Trust dated May 16, 2017 may be deemed to beneficially own 48,926 shares of Common Stock. 1,866 shares of Common Stock are registered hereunder. The business address of the Christopher L. Hanson Living Trust dated May 16, 2017 is 415 West Winter Avenue, Danville, IL 61832.

(14) The Brian K. Hummer Revocable Trust u/a/d December 15, 2017 may be deemed to beneficially own 48,926 shares of Common Stock. 1,866 shares of Common Stock are registered hereunder. The business address of the Brian K. Hummer Revocable Trust u/a/d December 15, 2017 is 3151 Huddersfield Ln., Zionsville, IN 46077.

(15) The ADL Revocable Trust may be deemed to beneficially own 388,990 shares of Common Stock, including 362,826 shares of Common Stock and 26,164 shares of Common Stock issuable upon exercise of warrants held by the ADL Revocable Trust. 1,866 shares of Common Stock are registered hereunder. The business address of the ADL Revocable Trust is 122 Sevilla Ave., Apt. 1515, Coral Gables, FL 33134.

(16) Mr. Montgomery may be deemed to beneficially own 59,387 shares of Common Stock, including 52,717 shares of Common Stock and 6,670 shares of Common Stock issuable upon exercise of warrants held by Mr. Montgomery. 476 shares of Common Stock are registered hereunder.

(17) Mr. Glanvill may be deemed to beneficially own 485,996 shares of Common Stock, including 453,290 shares of Common Stock and 32,706 shares of Common Stock issuable upon exercise of warrants held by Mr. Glanvill. 2,333 shares of Common Stock are registered hereunder.
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We and certain of the selling securityholders and certain other parties are parties to that certain Amended and Restated Registration Rights Agreement, dated March 26, 2018 (as amended, modified and otherwise supplemented (the “Registration Rights Agreement”)), which provides the selling securityholders and other parties thereto with customary demand and piggyback registration rights, and the registration statement of which this prospectus supplement and the accompanying prospectus form a part was filed in connection therewith.

Certain of our significant stockholders are permitted to exercise their registration rights under the Registration Rights Agreement to have us file a registration statement in respect of the resale of the shares of Common Stock (and securities convertible into Common Stock) beneficially owned by such significant stockholders, and the underwriters shall permit us to cooperate and comply with such exercise of registration rights as required under the Registration Rights Agreement.

ASSF IV and ASOF are each managed by a wholly-owned subsidiary of AM LLC. Mr. Scott Graves is a Partner in and Co-Head of the Ares Private Equity Group and Head of Special Opportunities and Mr. Matthew Underwood is a Partner in the Ares Private Equity Group. Both Mr. Graves and Mr. Underwood are directors of the Company.

John Paul Roehm, our President, Chief Executive Officer and a director; Chris Hanson, our Executive Vice President of Wind Operations; Brian Hummer, our Executive Vice President of Operations, and Terence Montgomery and Derek Glanvill, directors, are members of Infrastructure and Energy Alternatives, LLC.

Mr. Roehm and his spouse are trustees and beneficiaries of the Roehm Living Trust. As noted above, Mr. Roehm is our President, Chief Executive Officer and is a member of our board of directors.

David. E. Bostwick was the Company’s General Counsel until January 2019, and was employed in the Company’s legal department thereafter until his resignation in April 2019.

Herman White II is currently employed by the Company and was the founder of the Company’s predecessor. Additionally, Mr. White is a stockholder of HB White Investments, Inc. and may be deemed a beneficial owner of the securities registered in the name of HB White Investments, Inc. pursuant to this registration statement.

The Trustees of the Christopher L. Hanson Living Trust dated May 16, 2017 are Christopher L. Hanson and his spouse. The beneficiaries of the Christopher L. Hanson Living Trust dated May 16, 2017 are Mr. Hanson’s spouse and their children. As noted above, Mr. Hanson is our Executive Vice President of Wind Operations.

The Trustee of the Brian K. Hummer Revocable Trust u/a/d December 15, 2017 is Brian K. Hummer. The beneficiaries of the Brian K. Hummer Revocable Trust u/a/d December 15, 2017 are Mr. Hummer, his spouse, and their children. As noted above, Mr. Hummer is our Executive Vice President of Operations.

The Trustee of the ADL Revocable Trust is Andrew D. Layman who was out Chief Financial Officer from 2015 until February 2020, when as previously disclosed, Mr. Layman resigned from the Company. The beneficiaries of the ADL Revocable Trust are Mr. Layman, his spouse and their children.

For more information on the Registration Rights Agreement and a discussion of other relationships between us and the selling securityholders and their affiliates, including the Ares Parties, please see “Certain Relationships and Related Party Transactions” in our Definitive Proxy Statement on Schedule 14A for our 2021 Annual Meeting of Shareholders filed with the SEC on March 26, 2021.

PLAN OF DISTRIBUTION

We are registering Common Stock offered by this prospectus on behalf of the selling securityholders. The selling securityholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling Common Stock received after the date of this prospectus from a selling securityholder as a gift, pledge, limited liability company or partnership distribution or other transfer, may, from time to time, sell, transfer, distribute or otherwise dispose of any or all of their securities on or any other stock exchange, market or trading facility on which such securities are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.

The selling securityholders may use any one or more of the following methods when disposing of their securities or interests therein:

•in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

•by distribution to its (or its affiliates) limited partners, general partners, members or other equityholders;

•in privately negotiated transactions;

•through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•in a block trade in which a broker-dealer will attempt to sell a block of securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•through the settlement of short sales (including short sales “against the box”), in each case subject to compliance with the Securities Act and other applicable securities laws;

•through one or more underwriters in a public offering on a firm commitment or best-efforts basis;

•an exchange distribution in accordance with the rules of the applicable exchange, if any;

•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•broker-dealers may agree with the selling securityholders to sell a specified number of such securities at a stipulated price per security;

•directly to one or more purchasers;

•in other ways not involving market makers or established trading markets;

•by pledge to secure debts and other obligations;

•through agents; or

•in any combination of the above or by any other legally available means.

The selling securityholders may, from time to time, pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell their securities, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus. The selling securityholders also may transfer their securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our securities or interests therein, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our securities in the course of hedging the positions they assume. The selling securityholders may also sell their securities short and deliver these securities to close out their short positions, or loan or pledge such securities to broker-dealers that in turn may sell these securities. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealers or other financial institutions of securities offered by this prospectus, which securities such broker-dealers or other financial institutions may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling securityholders from the sale of the securities offered by them will be the purchase price of the security less discounts or commissions, if any. Each of the selling securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of their securities to be made directly or through agents. We will not receive any of the proceeds from the resale of securities being offered by the selling securityholders named herein. However, we will receive proceeds from the exercise of the Pre-Funded Warrant if they are exercised by a holder thereof.

The selling securityholders also may resell all or a portion of their securities in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

Underwriters, broker-dealers and agents that act in connection with the sale of securities might be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by them and any profit on the resale of the securities sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.

A selling securityholder that is an entity may elect to make a pro rata in-kind distribution of the Common Stock to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable Common Stock pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the Common Stock acquired in the distribution. A selling securityholder that is an individual may make gifts of Common Stock covered hereby. Such donees may use the prospectus to resell the ordinary shares or, if required by law, we may file a prospectus supplement naming such donees.

To the extent required, the securities to be sold, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

Blue Sky Restrictions on Resale

In order to comply with the securities laws of some states, if applicable, our securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states our securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

If a selling securityholder wants to sell its securities under this prospectus in the United States, the selling securityholder will also need to comply with state securities laws, also known as “Blue Sky laws,” with regard to secondary sales. All states offer a variety of exemptions from registration for secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Exchange Act, or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s. The broker for a selling securityholder will be able to advise a selling securityholder in which states our securities are exempt from registration with that state for secondary sales.

Any person who purchases our securities from a selling securityholder offered by this prospectus who then wants to sell such securities will also have to comply with Blue Sky laws regarding secondary sales.

When the registration statement that includes this prospectus becomes effective, and a selling securityholder indicates in which state(s) such selling securityholder desires to sell such selling securityholder’s securities, we will be able to identify whether such selling securityholder will need to register or will be able to rely on an exemption therefrom.

We have advised the selling securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the selling securityholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling securityholders may indemnify any broker-dealer that participates in transactions involving the sale of their securities against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling securityholders against liabilities, including certain liabilities under the Securities Act and state securities laws, relating to the registration of the securities offered by this prospectus.

We are required to pay all of our fees and expenses incident to the registration of the securities covered by this prospectus, including with regard to compliance with state securities or “blue sky” laws. The registration expenses of any registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective, will be borne by the Company. The parties to the Registration Rights Agreement shall be responsible for any underwriters’ commissions and discounts or brokerage fees in respect of the registrable securities sold by them and the fees and expenses of any legal counsel representing them except as otherwise set forth in the Registration Rights Agreement.

DESCRIPTION OF CAPITAL STOCK

The description of our Common Stock is incorporated by reference to the description contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 8, 2021.
Our Certificate of Incorporation permits our board of directors, from time to time, to issue Preferred Stock in one or more series, and to establish the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences, participating, optional and other special rights, if any, of each such series and any qualifications, limitations and restrictions thereof. As of the date hereof, the Company has no Preferred Stock outstanding. If we sell any series of Preferred Stock under this prospectus, we will fix the designations, powers, preferences and rights of such series of Preferred Stock, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of Preferred Stock that we are offering before the issuance of the related series of Preferred Stock. We urge you to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of Preferred Stock basis offered, as well as the complete certificate of designation that contains the terms of the applicable series of Preferred Stock. The rights, powers, preferences and privileges of holders of any Preferred Stock issued pursuant to this prospectus and any applicable prospectus supplement thereto will be subject to the rights of the holders of shares of the issuance of Preferred Stock may adversely affect the rights of the holders of our Common Stock by, among other things:

•restricting dividends on the Common Stock;

•diluting the voting power of the Common Stock;

•impairing the liquidation rights of the Common Stock; or

•delaying or preventing a change in control without further action by holders of the Preferred Stock.

As a result of these or other factors, the issuance of Preferred Stock could have an adverse impact on the market price of our Common Stock.

For a description of the Pre-Funded Warrant, please see the description contained in our Current Report on Form 8-K filed with the SEC on August 2, 2021.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Jones Walker LLP, New Orleans, Louisiana.

EXPERTS

The financial statements incorporated in this prospectus by reference from Infrastructure and Energy Alternatives, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports and other information with the SEC under the Exchange Act. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for further information on the operation of the SEC’s public reference room. Our SEC filings are available on the SEC’s website at http://www.sec.gov. We also make available free of charge on our website at http://www.iea.net all materials that we file electronically with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, proxy statements, Current Reports on Form 8-K, Section 16 reports and amendments to these reports as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. Information contained on our website or any other website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and does not constitute a part of this prospectus supplement or the accompanying prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those filings, documents or the portions of those documents not deemed to be filed, including any information furnished pursuant to Items 2.02 or 7.01 of a Current Report on Form 8-K) (i) after the date of the initial registration statement and prior to effectiveness of the registration statement, and (ii) after the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed:

•Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (as filed with the SEC on March 8, 2021), including information specifically incorporated by reference into such Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A for our 2021 Annual Meeting of Shareholders filed with the SEC on March 26, 2021;

•Our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2021, filed with the SEC on May 10, 2021, the quarterly period ended June 30, 2021, filed with the SEC on July 28, 2021, and the quarterly period ended September 30, 2021, filed with the SEC on November 8, 2021;

•Current Reports on Form 8-K and Form 8-K/A filed with the SEC on February 4, 2021, March 24, 2021, May 10, 2021, May 14, 2021, July 1, 2021, July 28, 2021, July 30, 2021, August 2, 2021, and August 17, 2021; and

•the description of our Common Stock contained in our Form 8-A filed on June 7, 2016, including any amendment to that form that we may file in the future for the purpose of updating the description of our Common Stock.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated in this prospectus supplement by reference. You can request such copies by writing or telephoning us at the following address or telephone number:

Infrastructure and Energy Alternatives, Inc.
6235 Digital Way
Suite 460
Indianapolis, IN 46278
(800) 688-3775

Those copies will not include exhibits unless the exhibits have specifically been incorporated by reference in this documents or you specifically request them.

 Infrastructure and Energy Alternatives, Inc.

12,122,602 Shares of Common Stock

PROSPECTUS
November 19, 2021